Exhibit 5.2

17190 Bernardo Center Dr. Suite 200

San Diego, CA 92128

TELEPHONE: (858) 218-4488

www.venturistlaw.com

December 30, 2025

OFA Group

609 Deep Valley Drive, Suite 200

Rolling Hills, CA 90274

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (the “Registration Statement”) filed by OFA Group, a Cayman Islands exempted company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of the resale from time to time by the selling shareholders named in the Registration Statement or their pledgee, donees, transferee, or other successors in interest of up to 35,000,000 class A ordinary shares (the “Class A Ordinary Shares”), par value US$0.001, issuable upon conversion of the Series A Preferred Shares (the “Preferred Shares” and together with the Class A Ordinary Shares, the “Securities”), par value US$0.001.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon the purchase agreement, dated October 29, 2025 between the Company and the Selling Shareholders (the “Purchase Agreement”), the Series A Preferred Certificate of Designations, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the memorandum and articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. In rendering the opinions set forth below, we have relied on the opinion of Ogier, Cayman Islands counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, that (i) the Company has been dully incorporated, and is validly existing and in good standing under the laws of the Cayman Islands, (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Purchase Agreement, and (iii) all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the execution of the Purchase Agreement.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of California and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Venturist Law, LTD

17190 Bernardo Center Dr. Suite 200

San Diego, CA 92128

TELEPHONE: (858) 218-4488

www.venturistlaw.com

Based upon and subject to the foregoing, we advise you that, in our opinion, the Preferred Shares constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Warrants and Placement Agent Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Venturist Law LTD

Venturist Law, LTD